UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 13, 2007
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 13, 2007, First BanCorp. (the “Corporation”) issued a press release to announce that the Corporation’s annual meeting of stockholders’ will be held on October 31, 2007. The record date for the determination of stockholders entitled to vote at such meeting is September 14, 2007.
The Corporation also announced that, to be considered for inclusion in the proxy statement, stockholder proposals must be submitted to the Corporation by August 13, 2007. In accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended, if a stockholder notifies the Corporation after August 13, 2007 of its intent to present a proposal at the Corporation’s 2007 Annual Meeting of Stockholders, the Corporation’s proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy material. If a stockholder intends to nominate a person for election as a director at the 2007 Annual Meeting, the Corporation’s By-Laws require that written notice of the proposed nominee for director be provided to the Secretary of the Corporation by October 1, 2007. Written notice of any other stockholder proposal should be addressed to: First BanCorp, PO Box 9146, San Juan PR, and 00908-0146, Attention: Secretary of the Board. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated July 13, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2007	FIRST BANCORP
	By:	/s/ Lawrence Odell
	Name:	Lawrence Odell
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 13, 2007